Exhibit 99.2

99 CENTS ONLY STORES(R) REPORTS EARNINGS PER SHARE OF $0.21 FOR THE FOURTH QUARTER ENDED DECEMBER 31, 2003.

     CITY OF COMMERCE, CA - March 11, 2004 - 99 Cents Only Stores(R) (NYSE:NDN) reported fourth quarter net income per share of $0.21 on net income of $15.0 million compared to earnings per share in the fourth quarter of 2002 of $0.28 on net income of $19.7 million. Earnings per share for the year 2003 were $0.78 compared to $0.83 in 2002.
     Eric Schiffer, President of the Company said, "Earnings per share for the quarter were impacted by several factors including $0.06 by an actuarial adjustment increasing our California workers' compensation reserve, $0.02 from our Texas operation and $0.01 from non-Texas transportation costs.
     During 2004 we plan to grow our square footage by 25% by opening 48 new 99 Cents Only Stores with approximately 14 in Houston, Texas, 12 in Dallas, Texas, 15 in California, 6 in Arizona and 1 in Nevada. The Company plans to open at least 9 stores in the first quarter, 14 in the second and third quarters and 11 in the fourth quarter. As of today, the Company has opened six stores and closed one and expects to open 3 to 4 more stores in the first quarter. One of these new stores, located in Northern California, achieved record sales for its first week of business.
     On January 29, 2004 we opened our first store in Dallas. Sales performance from this store to date is comparable to our non-Texas stores. Sales for our Houston stores to date remain less than our average non-Texas stores. The
Houston stores are currently at an annual run rate of approximately $3.0 million, versus our average new store that does about $4 million. However, the Houston stores are profitable and over time we believe as these stores gain higher consumer awareness and customer acceptance, they will have significantly higher sales volumes.
     The opening of the Houston distribution center and the retail store growth into Houston burdened the Company's results of operations in 2003. This along with the adverse development of California workers' compensation costs, negatively impacted earnings per share for the year by approximately $0.12.
     Our merchandise mix continues to improve with exciting new items added in several categories including fresh food and beverage, DVD's, cell phone and PDA accessories and possibly the best deal in the country on phone cards, 99 minutes for only 99 cents. The Company still plans to grow earnings per share by 20% in 2004. The majority of this earnings growth will be back-weighted."
     Retail sales for the fourth quarter increased 18.9% to $236.0 million. Total fourth quarter sales including wholesale were $247.5 million, up 17.4% over 2002.
     Fourth quarter 2003 total gross margin was 40.7%, compared to 40.8% in 2002. Retail gross margin for the fourth quarter was 41.7%, versus 42.1% in 2002. This change primarily results from category mix shifts with continued focus on consumables.
     Operating expenses for the fourth quarter were 31.3%, compared to 26.8% in 2002. Total operating expenses for the quarter increased $21.0 million. California workers' compensation reserve increases accounted for $7.9 million of the increase over 2002. Net income in the fourth quarter of 2003 decreased 23.9% to $15.0 million on total sales of $247.5 million, compared to net income of $19.7 million on total sales of $210.7 million in 2002.
     Retail sales for the 2003 year increased 22.9% to $816.3 million. Total 2003 sales including wholesale were $862.5 million, up 20.8% over 2002. Sales per sellable square foot were $308 in 2003, versus $309 in 2002. Average sales per store open for the entire 2003 year increased $4.9 million from $4.8 million in 2002.
     Retail gross margin for the year was 41.2% compared to 41.7% in 2002. This was primarily due to higher growth grocery sales volume throughout the year. Total 2003 gross margin was 40.1%, same as 2002.

     Operating expenses for 2003 were 29.9% of sales versus 27.4%, primarily because of additional costs incurred in our California workers' compensation reserve and our Texas operation. The company has begun to take significant steps to address these two issues.


GUIDANCE FOR 2004
-----------------

     Total sales for the full year 2004, including wholesale sales, are projected in the range of $1.02 billion to $1.06 billion. Comparable store sales for the year are projected at 1% to 2%. The company plans to grow its square footage 25% by opening 48 stores. The tax rate for 2004 as well as each quarter is estimated at 39.5%. Fully diluted share count is projected at 74.0 million. EPS for 2004 is projected to be in the range of $0.90 to $0.96. Total depreciation for the 2004 is estimated in the range of $34 million to $36 million. Capital expenditures for 2004 are estimated to be in the range of $70 to $80 million.
     Total sales, including wholesale, for the first quarter of 2004 are projected to be in the range of $228 million to $235 million. Same store sales for the first quarter are projected to range from 1% to 2%. The Company plans to open at least 9 stores in the first quarter including two stores in Dallas, Houston and Tucson, Arizona. Total gross margin for the first quarter is projected in the range of 40.3% to 40.5%. Total SG&A expenses including depreciation are projected at 30.1% to 30.6%. Fully diluted share count is projected at 72.8 million shares and EPS for the first quarter is projected in the range of $0.20 to $0.21 per share.
     Total sales for the second quarter, including wholesale, are projected in the range of $247 to $256 million. Comparable store sales are projected at -1%
to 1%. The company plans to open 14 stores in the second quarter.     Total
gross margin for the second quarter is projected in the range of 40.0% to 40.2%. Total SG&A expenses including depreciation are projected at 29.5% to 29.7%. Fully diluted share count is projected at 73.6 million and EPS for the second quarter is projected in the range of $0.21 to $0.22.
     Total sales for the third quarter, including wholesale, are projected in the range of $255 to $262 million. Comparable store sales are projected at 1% to
2%. The company plans to open 14 stores in the third quarter.     Total gross
margin for the third quarter is projected in the range of 39.6% to 39.8%. Total SG&A expenses including depreciation are projected at 30.6% to 30.8%. Fully diluted share count is projected at 74.5 million and EPS for the third quarter is projected in the range of $0.21 to $0.23.
     Total sales for the fourth quarter, including wholesale, are projected in the range of $293 to $306 million. Comparable store sales are projected at 1% to 3%. The company plans to open 11 stores in the fourth quarter. Total gross margin for the fourth quarter is projected in the range of 41.1% to 41.3%. Total SG&A expenses including depreciation are projected at 29.1% to 29.5%. Fully diluted share count is projected at 74.5 million and EPS for the fourth quarter is projected in the range of $0.28 to $0.30.

A conference call to discuss this earnings release is scheduled for Thursday, March 11, 2004, at 2:30 PM Pacific Time. If you would like to participate in this conference call, please phone the Link conference call operator at 1-206-902-3250 (entry code 45779 followed by #) about nine minutes before the call is scheduled to begin. A recorded version of the call will be made available four hours after completion of the call and will remain on-line for 7 days until March 17, 2004. To access the recorded version, dial 1-913-383-5767
PASSCODE: 4071.

     99 Cents Only Stores, the nation's oldest existing one-price retailer, operates 194 retail stores in California, Texas, Arizona and Nevada and a wholesale division called Bargain Wholesale. 99 Cents Only Stores emphasizes name-brand consumables, priced at an excellent value, in attractively merchandised stores.

     This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements are inherently unreliable and actual results may differ. Factors which could cause actual results to differ materially from these forward-looking statements include, changes in the competitive market place, general economic conditions, factors affecting the retail industry in general, the timing of new store openings, the ability of the Company to identify and obtain leases for new stores, the ability of the Company to acquire inventory at favorable costs, and other factors discussed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                                                   99 CENTS ONLY STORES
                                                   STATEMENTS OF INCOME
                                      (Amounts in thousands except per share amounts)

                                            Three Months Ended December 31             Twelve Months Ended December 31

                                               2003                2002                   2003                 2002
                                       -------------------  -------------------  ---------------------  ------------------
Net sales:
    99 Cents Only Stores               $ 236,016     95.4%  $198,476      94.2%  $  816,348      94.7%  $663,983     93.0%
    Bargain Wholesale                     11,452      4.6%    12,237       5.8%      46,112       5.3%    49,959      7.0%
                                       ---------  --------  --------  ---------  ----------  ---------  --------  --------
                                         247,468    100.0%   210,713     100.0%     862,460     100.0%   713,942    100.0%
Cost of sales                            146,773     59.3%   124,688      59.2%     516,686      59.9%   427,356     59.9%
                                       ---------  --------  --------  ---------  ----------  ---------  --------  --------
    Gross profit                         100,695     40.7%    86,025      40.8%     345,774      40.1%   286,586     40.1%
Selling, general and
      Administrative expenses             70,588     28.5%    51,534      24.5%     234,626      27.2%   178,374     24.9%
      Depreciation                         6,829      2.8%     4,941       2.3%      23,763       2.7%    17,711      2.5%
                                       ---------  --------  --------  ---------  ----------  ---------  --------  --------
Total operating expenses                  77,417     31.3%    56,475      26.8%     258,389      29.9%   196,085     27.4%
                                       ---------  --------  --------  ---------  ----------  ---------  --------  --------
      Operating Income                    23,278      9.4%    29,550      14.0%      87,385      10.2%    90,501     12.7%

Interest & other income (expense) net        822      0.3%     1,416       0.7%       4,457       0.5%     4,847      0.7%

 Income before income taxes               24,100      9.7%    30,966      14.7%      91,842      10.7%    95,348     13.4%
 Provision for income taxes                9,118      3.6%    11,236       5.3%      35,313       4.1%    36,374      5.1%
                                       ---------  --------  --------  ---------  ----------  ---------  --------  --------
 Net income                            $  14,982      6.1%  $ 19,730       9.4%  $   56,529       6.6%  $ 58,974      8.3%
                                       =========  ========  ========  =========  ==========  =========  ========  ========

Basic earnings per share
    Net income                         $    0.21            $   0.28             $     0.79             $   0.84
                                       =========            ========             ==========             ========

Diluted earnings per share
    Net income                         $    0.21            $   0.28             $     0.78             $   0.83
                                       =========            ========             ==========             ========

Weighted average number of
   Common shares outstanding:
    Basic                                 72,044              70,278                 71,348               69,938
    Diluted                               72,779              71,362                 72,412               71,181

                              99 CENTS ONLY STORES
                                 BALANCE SHEETS

                              (Amounts in thousands)

                                                  December 31,   December 31,
                                                      2003           2002
                                                  -------------  -------------
ASSETS:
Cash                                              $         318  $       7,985
Short-term investments                                  145,670        146,857
Receivables, net                                          2,245          2,753
Due from shareholder                                          -          1,232
Income tax receivable                                       841              -
Deferred income tax                                      15,927         11,927
Inventories                                             107,409         83,176
Other current assets                                      2,717          2,869
                                                  -------------  -------------
      Total current assets                              275,127        256,799

Property and Equipment, net                             202,565        127,560

Long term investments                                    52,789         37,223

Other assets                                             22,757         20,994
                                                  -------------  -------------
      Total assets                                $     553,238  $     442,576
                                                  =============  =============

LIABILITIES AND SHAREHOLDERS' EQUITY:
Current portion of capitalized lease              $          40  $          40
Accounts payable                                         27,903         16,946
Accrued expenses                                         12,963         10,157
Workers compensation                                     16,319          7,725
Income tax payable                                            -          6,184

      Total current liabilities                          57,225         41,052

Deferred rent                                             2,460          2,210
Capitalized lease obligation                              1,553          1,597
Deferred  Compensation                                    2,114          1,102
                                                  -------------  -------------
                                                          6,127          4,909

Shareholders' equity                                    489,886        396,615
                                                  -------------  -------------


      Total liabilities and shareholders' equity  $     553,238  $     442,576
                                                  =============  =============


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
                                            99 CENTS ONLY STORES
                                          STATEMENTS OF CASH FLOWS

                                            (Amounts in thousands)

                                                                                            Year  Ended
                                                                                            December 31,
                                                                                          2003       2002
                                                                                       ----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  56,529   $ 58,974
    Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation and amortization . . . . . . . . . . . . . . . . . . . . . . . .     23,643     17,711
        Tax benefit from exercise of non qualified employee stock options . . . . . .     11,041      5,053
        Benefit for deferred income tax . . . . . . . . . . . . . . . . . . . . . . .     (3,900)    (6,056)
    Changes in assets and liabilities associated with operating activities:
        Accounts receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        507        770
        Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    (24,233)   (16,648)
        Other assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       (866)       (16)
        Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     10,956      3,538
        Accrued expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2,808      1,977
        Due to (from) shareholder . . . . . . . . . . . . . . . . . . . . . . . . . .      1,232     (2,887)
        Workers' compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8,594      2,191
        Income taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     (7,025)     7,567
        Deferred rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        250        149
                                                                                       ----------  ---------
            Net cash provided by operating activities . . . . . . . . . . . . . . . .     79,536     72,323
                                                                                       ----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of property and equipment . . . . . . . . . . . . . . . . . . . . . . .    (98,648)   (41,631)
    Purchases of short and long term investments. . . . . . . . . . . . . . . . . . .    (14,378)   (35,981)
    Investments in other long-term assets . . . . . . . . . . . . . . . . . . . . . .        166        137
                                                                                       ----------  ---------
            Net cash used in investing activities . . . . . . . . . . . . . . . . . .   (112,860)   (77,475)
                                                                                       ----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Payments of capital lease obligation. . . . . . . . . . . . . . . . . . . . . . .        (44)       (40)
    Proceeds from exercise of stock options . . . . . . . . . . . . . . . . . . . . .     25,701     12,945
                                                                                       ----------  ---------
            Net cash provided by financing activities . . . . . . . . . . . . . . . .     25,657     12,905
                                                                                       ----------  ---------
NET INCREASE (DECREASE) IN CASH . . . . . . . . . . . . . . . . . . . . . . . . . . .     (7,667)     7,753
CASH, beginning of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7,985        232
                                                                                       ----------  ---------
CASH, end of period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     318   $  7,985
                                                                                       ==========  =========

NOTE TO EDITORS: 99 CENTS ONLY STORES(R) NEWS RELEASES AND INFORMATION AVAILABLE ON THE INTERNET AT WWW.99ONLY.COM
    CONTACT: 99 CENTS ONLY STORES(R), CITY OF COMMERCE, CALIFORNIA, ANDY FARINA, CFO, 323/881-9933 -99 CENTS--


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